UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): December 20, 2006

                         VOLT INFORMATION SCIENCES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

          New York                         1-9232                13-5658129
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(State or Other Jurisdiction             (Commission          (I.R.S. Employer
      of Incorporation)                  File Number)        Identification No.)

560 Lexington Avenue, New York, New York                            10022
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(Address of Principal Executive Offices)                         (Zip Code)

                                 (212) 704-2400
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2 (b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement
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         On December 20, 2006, Volt Delta Resources, LLC ("Delta"), a
wholly-owned subsidiary of Volt Information Sciences Inc. (the "Company") closed a new three-year $70 million secured stand-alone credit facility ("Delta Credit Facility"). The Delta Credit Facility is established under a secured, syndicated, revolving credit agreement with Wells Fargo,N.A. as the administrative agent, arranger, and lender. Three additional lenders participate under the Delta Credit Facility; Lloyd TSB Bank Plc, Bank of America, N.A and JPMorgan Chase. The Delta Credit Facility is guaranteed, on a secured basis, by certain domestic subsidiaries of Delta. Wells Fargo and the three aforementioned lenders also participate in the Company's own $40 million revolving credit facility. Neither the Company nor Delta is a guarantor of the other's facility.

         The Delta Credit Facility permits U. S. Dollar, British Pound Sterling and Euro borrowing with various interest rate options to be selected by Delta at the time of each borrowing. Certain rate options, together with a facility fee, are based on a leverage ratio, as defined. At closing, no borrowings were funded under the Delta Credit Facility. If any borrowings had been made on such date, the interest rate thereon would have been approximately 6.45% per annum for a 30 day U.S. Dollar borrowing. The initial facility fee under the Delta Credit Facility was 0.225% per annum on unused commitments.

         The Delta Credit Facility will be used in part to pay down approximately $38 million in intercompany debt owed to the Company within 30 days of closing. The Company currently has no outstanding debt under its own revolving facility but has $100 million currently financed under its $200 million securitization program.

         The Delta Credit Facility provides for the maintenance of various financial ratios and covenants, and imposes limitations on, among other things, the incurrence of additional indebtedness, the incurrence of additional liens, sales of assets, the level of annual capital expenditures, and the amount of investments and loans that may be made by Delta and its subsidiaries.


Item 2.01.     Completion of Acquisition or Disposition of Assets
----------     --------------------------------------------------

          The aforesaid Delta Credit Facility is secured by a general pledge of substantially all of the assets of Delta and its domestic subsidiaries.

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




Item 9.01.     Financial Statements and Exhibits.
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       (a)     Financial statements of businesses acquired:

               Not applicable.

       (b)     Pro forma financial information:

               Not applicable.

       (c)     Exhibits:

               99.1 Credit Agreement dated as of December 19, 2006 among Volt
                    Delta Resources, LLC, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent.

               99.2 Guarantee and Collateral Agreement dated as of December 19,
                    2006 made by each grantor thereto in favor of Wells Fargo Bank, N.A., as administrative agent for all lenders party to the Credit Agreement.

               99.3 Press Release dated December 21, 2006 issued by the
                    Registrant.


                                S I G N A T U R E
                                -----------------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      VOLT INFORMATION SCIENCES, INC.


Date     December 21, 2006            By:  /s/ Jack Egan
                                           ----------------------------------
                                           Jack Egan, Chief Financial Officer



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

                                  EXHIBIT INDEX
                                  -------------


Exhibit
Number   Description
------   -----------


99.1 Credit Agreement dated as of December 19, 2006 among Volt Delta Resources, LLC, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent.

99.2 Guarantee and Collateral Agreement dated as of December 19, 2006 made by each grantor thereto in favor of Wells Fargo Bank, N.A., as administrative agent for all lenders party to the Credit Agreement.

99.3     Press Release dated December 21, 2006 issued by the Registrant.



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